Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tradeshow Marketing Co Ltd (the "Company") on Form 10- QSB/A for the three month period ending August 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peggie-Ann Kirk Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peggie-Ann Kirk

Peggie-Ann Kirk
Chie fFinancial Officer

Date: Feb 7, 2007